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                                    Exhibit 5
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                 [LETTERHEAD OF VANDEWATER AND VANDEWATER, LLP]


                                                  April 9, 1998

Board of Directors
Hudson Chartered Bancorp, Inc.
Route 55
LaGrangeville, New York  12540

      RE: Registration Statement on Form S-4

Gentlemen:

      This opinion is rendered in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Hudson Chartered Bancorp, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Proxy Statement/Prospectus (the "Prospectus"), relating to the issuance by the Company of up to the number of shares of common stock, par value $0.80 per share (the "Common Stock") set forth on the cover page of the Registration Statement, in the manner set forth in the Registration Statement and the Prospectus. As counsel, we have reviewed the Registration Statement, the Prospectus and the Company's Certificate of Incorporation and By-Laws, records of the Company's corporate proceedings relative to the issuance of the Common Stock and such other legal matters as we have deemed appropriate for the purposes of this opinion. We are rendering this opinion as of the time the Registration Statement becomes effective.

      Based upon the foregoing, and having a regard for such legal considerations as we deem relevant, we are of the opinion that the shares of Common Stock will be, upon issuance, against full payment therefor as contemplated in the Registration Statement and the Prospectus, validly issued, fully paid and non-assessable shares of Common Stock of the Company.
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      We consent to the filing of our opinion as an exhibit to the Registration
Statement and to the reference to our firm and our opinion under the heading "Legal Opinion" in the Registration Statement and all amendments thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    /s/ VAN DE WATER & VAN DE WATER

                                    VAN DE WATER & VAN DE WATER, LLP